Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118876), Form S-8 (No. 333-68976), and Form S-8 (No. 333-47453) of Dril-Quip, Inc. of our report dated February 26, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2015